EXHIBIT 10.9


                               EXCHANGE AGREEMENT


THIS AGREEMENT is made and entered into as of the 22nd day of May, 1997, by and between ITI Technologies, Inc., a Delaware corporation (the "CORPORATION"), and _____________________ (the "OPTIONEE").


                                   BACKGROUND

FIRST. The Corporation previously awarded certain Non-Statutory Stock Options to the Optionee pursuant to the ITI Technologies, Inc. Nonemployee Director Stock Option Plan (the "DIRECTOR PLAN"), and subject to the terms and conditions contained in that certain Nonemployee Director Stock Option Agreement dated March 12, 1996 (the "OLD OPTION AGREEMENT") (such options are referred to in this Agreement as the "OLD OPTIONS").

SECOND. The Board of Directors of the Corporation has determined that it is in the best interest of the Corporation to offer each nonemployee director of the Corporation who holds unexercised Old Options as of May 22, 1997, an exchange of all such Old Options for new options in the identical number, but with a new exercise price equal to the fair market value of the common stock of the Corporation as of the close of business on May 22, 1997.

THIRD. The Optionee desires to exchange his Old Options for such new stock options.

NOW, THEREFORE, THE CORPORATION AND THE OPTIONEE AGREE AS FOLLOWS:

1. The Optionee hereby agrees to surrender for cancellation the Old Option Agreement by and between the Optionee and the Corporation and any and all rights thereunder in exchange for options to purchase common stock of the Corporation in accordance with the terms and conditions contained in the Nonemployee Director Stock Option Agreement dated May 22, 1997, attached hereto (the "NEW OPTION AGREEMENT").

2. The Optionee acknowledges and represents that the Optionee has (i) read the New Option Agreement and understands its terms; (ii) received adequate opportunity to read and consider this Agreement; and (iii) determined to execute this Agreement of his own free will.

3. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under applicable principles of conflicts of laws.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Optionee have executed this Agreement in duplicate as of the day and year first written above.

OPTIONEE                                   ITI TECHNOLOGIES, INC.

                                           By:
___________________________                    Charles A. Durant, Secretary